UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2024

BARNES & NOBLE EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-37499	46-0599018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Mountainview Blvd., Basking Ridge, NJ 07920
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:		(908) 991-2665

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Common Stock, $0.01 par value per share	BNED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On September 18, 2024, the stockholders of Barnes & Noble Education, Inc. (the "Company") approved an amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to decrease the aggregate number of authorized shares of our common stock, par value $0.01 per share, from 10,000,000,000 shares to 200,000,000 shares. A copy of the Amended and Restated Certificate of Incorporation of the Company is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Barnes & Noble Education, Inc. (the "Company") was held on September 18, 2024. At the Annual Meeting, 24,471,500 shares of Common Stock were represented in person or by proxy out of the 26,208,036 shares of Common Stock outstanding and entitled to vote as of August 6, 2024, the record date for the Annual Meeting. The voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below.

1.Election of Directors. The Company’s stockholders elected the Board’s nominees as Directors of the Company by the following vote:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
William C. Martin	20,883,164	55,186	1,093,046	2,440,104
Emily S. Hoffman	20,887,033	51,320	1,093,043	2,440,104
Sean Vijay Madnani	20,897,980	40,503	1,092,913	2,440,104
Elias N. Nader	20,883,686	54,260	1,093,450	2,440,104
Eric B. Singer	20,396,620	1,605,042	29,734	2,440,104
Kathryn Eberle Walker	21,802,917	198,769	29,710	2,440,104
Denise Warren	21,820,206	181,564	29,626	2,440,104

2.Vote to approve the Company’s Amended and Restated Equity Incentive Plan to, among other things, increase the number of shares authorized to be issued under the Plan. The results of voting on the proposal are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,738,568	1,261,805	31,023	2,440,104

3.Advisory (non-binding) Vote on Executive Compensation. The Company’s stockholders approved, on an advisory basis, compensation of the Company’s named executive officers by an affirmative vote of a majority of the votes cast on the proposal. The results of voting on the proposal are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,918,065	1,080,661	32,670	2,440,104

4.Ratification of the appointment of BDO USA, P.C. as the independent registered public accountants for the Company’s fiscal year ending May 3, 2025. The Company’s stockholders approved the proposal by an affirmative vote of a majority of the votes cast on the proposal. The results of voting on the proposal are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,400,878	33,566	37,056	—

5.Vote to approve the Company’s Amended and Restated Certificate of Incorporation to decrease the aggregate number of authorized shares of our common stock, par value $0.01 per share (“Common Stock”), from 10,000,000,000 shares to 200,000,000 shares. The results of voting on the proposal are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,412,758	26,955	31,787	—

6.Vote to approve the adjournment of the Annual Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in the event that there are insufficient votes at the time of the Annual Meeting to approve the other proposals. The results of voting on the proposal are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,203,518	214,755	53,227	—

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Barnes & Noble Education, Inc.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE EDUCATION, INC.

Date: September 20, 2024	By:	/s/ Michael C. Miller
	Name:	Michael C. Miller
	Title:	Executive Vice President, Corporate Development & Affairs and Chief Legal Officer